AMENDMENT TO

              FIRST AMENDED AND RESTATED MASTER SERVICES AGREEMENT

      This Amendment, dated as of December 12, 2005 (the "Amendment"), amends the First Amended and Restated Master Services Agreement (as amended to date, the "Agreement") dated as of July 1, 2005, between HSBC Investor Funds Trust, HSBC Advisor Funds Trust, and HSBC Investor Portfolios, (each, a "Trust," and collectively, the "Trust"), and BISYS Fund Services Ohio, Inc. ("BISYS").

      WHEREAS, pursuant to the Agreement, BISYS performs certain services for the Trust;

      WHEREAS, the parties wish to extend the term of the Agreement.

      NOW THEREFORE, BISYS and the Trust, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

      1.    TERM.

      The first paragraph of Section 6 of the Agreement is amended by extending the Initial Term of the Agreement from March 31, 2006 to December 31, 2006.

      2.    MISCELLANEOUS.

            (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

            (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

            (c) Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

            (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                    * * * * *

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      IN WITNESS  WHEREOF,  a duly  authorized  officer of each party has signed this Amendment as of the date set forth above.

                                                 BISYS Fund Services Ohio, Inc.

                                                 By: /s/ Fred Naddaff
                                                     ---------------------------
                                                 Name: Fred Naddaff
                                                 Title: President


                                                 HSBC Investor Funds Trust

                                                 By: /s/ Richard A. Fabietti
                                                     ---------------------------
                                                 Name: Richard A. Fabietti
                                                 Title: President


                                                 HSBC Advisor Funds Trust

                                                 By: /s/ Richard A. Fabietti
                                                     ---------------------------
                                                 Name: Richard A. Fabietti
                                                 Title: President


                                                 HSBC Investor Portfolios

                                                 By: /s/ Richard A. Fabietti
                                                     ---------------------------
                                                 Name: Richard A. Fabietti
                                                 Title: President

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